UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

0-1402

(Commission

File Number)

Ohio	34-1860551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 18, 2013, Lincoln Electric Holdings, Inc. (the “Company”) issued a press release announcing that it had acquired an ownership interest in Burlington Automation Corporation (“BAC”). BAC, a manufacturer of 3D robotic plasma cutting systems, is located in Hamilton, Ontario, Canada.

On November 18, 2013, the Company issued a press release announcing that it had entered into a definitive agreement to acquire Robolution GmbH (“Robolution”). Robolution, a provider of robotic arc welding systems, is located outside of Frankfurt, Germany. The transaction is expected to close by November 30, 2013.

Copies of the press releases issued by the Company on November 18, 2013 are attached hereto as Exhibits 99.1 and 99.2. The press releases are also available on the Company’s website at www.lincolnelectric.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s press release dated November 18, 2013 announcing the Company’s acquisition of an ownership interest in Burlington Automation Corporation.

99.2	The Company’s press release dated November 18, 2013 announcing the Company’s entry into a definitive agreement to acquire Robolution GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: November 18, 2013	By:	/s/ Frederick G. Stueber
Frederick G. Stueber, Senior Vice President, General Counsel & Secretary

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	The Company’s press release dated November 18, 2013 announcing the Company’s acquisition of an ownership interest in Burlington Automation Corporation.

99.2	The Company’s press release dated November 18, 2013 announcing the Company’s entry into a definitive agreement to acquire Robolution GmbH.